Exhibit 99.1

Contacts:

Kimberly McWaters Chief Executive Officer, President Universal Technical Institute, Inc. (623) 445-9500	Valerie Monaco Public Relations Manager Universal Technical Institute, Inc. (623) 445-0841

Universal Technical Institute Announces Interim Chief Financial Officer

PHOENIX – February 11, 2008 – Universal Technical Institute Inc. (NYSE: UTI), a provider of technical education training, today announced that Eugene S. Putnam, Jr. assumed the role of Interim Chief Financial Officer of the Company. Mr. Putnam will serve as the Company’s principal financial officer and principal accounting officer until a permanent Chief Financial Officer is appointed. Mr. Putnam is currently employed by Resources Global Professionals, a professional services firm, and will be providing his services to the Company through an agreement between the Company and Resources Global Professionals. Ms. Haslip, the Company’s former Chief Financial Officer, will be available to assist in Mr. Putnam’s integration into the Company.

Prior to joining Resources Global Professionals, from 2005 through 2007, Mr. Putnam, 48, served as the Executive Vice President and Chief Financial Officer of Aegis Mortgage Corporation. At Aegis Mortgage Corporation, Mr. Putnam was responsible for financial leadership, corporate strategy and mergers and acquisitions. From 2003 through 2005, Mr. Putnam served as the President of Coastal Securities L.P., where he was responsible for all operational and strategic aspects of the company’s broker-dealer operations. From 2001 through 2003, Mr. Putnam served as the Executive Vice President and Chief Financial Officer of Sterling Bancshares, Inc. Mr. Putnam holds an M.B.A. from the University of North Carolina and a B.S. in economics from the University of California, Los Angeles.

“I am very pleased to have someone of Eugene’s caliber join our team to assist us during this interim period. We continue the search for our permanent CFO and look forward to filling this role in the near future,” said President and CEO, Kimberly McWaters.

About Universal Technical Institute
Universal Technical Institute is a provider of technical education training for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. The company offers undergraduate degree, diploma and certificate programs at 10 campuses across the United States, and manufacturer-sponsored advanced programs at 18 dedicated training centers. Through its campus-based school system, Universal Technical Institute offers specialized technical education programs under several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI).

Safe Harbor Statement
Statements in this news release concerning the future business, operating results and financial condition of the company are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company’s actual results include changes to federal and state educational funding, construction delays for new or expanding campuses, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by the company, increased investment in management and capital resources, the effectiveness of the company’s recruiting, advertising and promotional efforts, changes to interest rates and low unemployment. Further information on these and other potential factors that could affect the company’s financial results or condition may be found in the company’s filings with the Securities and Exchange Commission, all of which are incorporated herein by reference. The company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.